UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2009 (March 5, 2009)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement.

On March 5, 2009, the Board of Directors of Chemtura Corporation amended the compensation schedule for non-employee members of the Board of Directors, previously adopted on October 28, 2009 (as reported on Form 8-K, dated November 3, 2008) as follows:

The annual stock grant of restricted stock units, of a value at grant of $90,000, provided as part of the compensation schedule for non-employee directors, to be settled upon each director’s retirement from the Board of Directors, be and the same hereby is ended as of December 31, 2008, and, effective January 1, 2009, is replaced with a cash disbursement in the same amount of $90,000, to be distributed in equal quarterly installments, the timing of such payments being commensurate with quarterly distributions of annual retainer and meeting fees made under the previously adopted compensation schedule.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 5, 2009, the Organization, Compensation and Governance Committee of the Board of Directors of Chemtura Corporation (the “OCG Committee”) approved the adoption of the 2009 Chemtura Corporation Management Incentive Program (“2009 MIP”). The 2009 MIP will provide a bonus payout in 2010 based upon Chemtura Corporation’s financial performance during the 2009 fiscal year. The 2009 MIP provides for payments based on achieving certain financial goals. The 2009 MIP also provides for a threshold level of performance below which no MIP award will be paid. Participation in the 2009 MIP is limited to various key management personnel. A copy of the 2009 MIP is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

On March 5, 2009, Mr. Stephen C. Forsyth was appointed a director of Chemtura Corporation. Mr. Forsyth will serve as a director until the Annual Meeting of Stockholders in 2009.  Mr. Forsyth, age 53, has served as Executive Vice President and Chief Financial Officer of Chemtura Corporation since April 2007.

On March 5, 2009, Roger Headrick was appointed lead director of Chemtura Corporation and will serve as lead director until the Annual Meeting of Stockholders in 2009.

On March 6, 2009, Nigel D.T. Andrews was appointed to serve as a member of the Audit Committee of the Board of Directors of Chemtura Corporation, effective February 27, 2009, and will serve in such capacity until the Annual Meeting of Stockholders in 2009.

As previously reported under Form 10-K filed on March 2, 2009, (a) effective as of February 25, 2009, C.A. (Lance) Piccolo resigned from his position as a member of the Board of Directors of the Company. Mr. Piccolo did not resign from the Board of Directors as a result of a disagreement with the Company on any matter relating to the company's operations, policies or practices. Mr. Piccolo served on the Audit Committee and Organization, Compensation and Governance Committee of the Board of Directors, and (b) effective as of February 27, 2009, Robert A. Fox resigned from his position as a member of the Board of Directors of the Company.  Mr. Fox did not resign from the Board of Directors as a result of a disagreement with the Company on any matter relating to the company's operations, policies or practices. Mr. Fox served on the Audit Committee and served as Chairman of the Environmental, Health & Safety Committee of the Board of Directors.

Item  8.01 Other Events

On December 17, 2008, the Board of Directors of Chemtura Corporation determined that, pursuant to Article II, Section 2.1 of the By-Laws of Chemtura Corporation (as revised and adopted April 25, 2007) (“By-Laws”), the 2009 Annual Meeting of Stockholders will be held at 11:15 a.m. (Eastern Daylight Time), Wednesday, May 13, 2009, at a location to be determined (disclosed under Form 8-K filed on January 2, 2009).  On March 5, 2009, the Board of Directors of Chemtura Corporation determined that (a) the Annual Meeting of Stockholders of the Corporation for the year 2009 be held at Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York, and (b) that the close of business on Tuesday, March 31, 2009, be the date of record for determination of stockholders having the right to vote at the Annual Meeting of Stockholders on May 13, 2009.

Item 9.01 Financial Statements and Exhibits.

*    *    *

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	2009 Chemtura Corporation Management Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

		By:	/s/	Billie S. Flaherty
		Name:		Billie S. Flaherty
		Title:		Secretary

Date:	March 10, 2009

Exhibit Index

Exhibit Number	Exhibit Description
10.1	2009 Chemtura Corporation Management Incentive Program